UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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RGC RESOURCES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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RGC RESOURCES, INC.
519 Kimball Avenue, N.E.
Roanoke, Virginia 24016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 6, 2017

NOTICE is hereby given that, pursuant to its Bylaws and call of its Directors, the Annual Meeting of the Shareholders of RGC Resources, Inc. will be held at The Hotel Roanoke and Conference Center, 110 Shenandoah Avenue, Roanoke, Virginia 24016, on Monday, February 6, 2017, at 9:00 a.m., for the purposes of:

1.     Electing three Class B directors.

2.	Ratifying the selection of Brown, Edwards & Company, L.L.P. as the independent registered public accounting firm.

3.	Approving the Restricted Stock Plan, including the reservation of 300,000 Common Shares of the Company for issuance under the Restricted Stock Plan.

4.	Approving, on an advisory basis, the compensation of our named executive officers.

5.	Approving, on an advisory basis, the frequency of holding a non-binding advisory vote on executive compensation.

6.	Acting on such other business as may properly come before the Annual Meeting.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the meeting. Only those shareholders of record as of the close of business on November 25, 2016 shall be entitled to vote at the meeting.

If you plan to attend the meeting, please contact Sherry Shaw at (540) 777-3972 or by emailing Ms. Shaw at Sherry_Shaw@RoanokeGas.com.

By Order of the Board of Directors,
John B. Williamson, III
Chairman

December 16, 2016

YOUR VOTE IS IMPORTANT. Even if you plan to be present at the Annual Meeting, please make sure to vote. You may vote by one of the following methods: (1) on-line at www.proxyvote.com, (2) completing, signing and returning the enclosed proxy in the postage paid envelope provided, (3) telephonically by calling (800) 690-6903, or (4) in person, even if you have previously sent in your proxy or voted on-line. Please note that the method by which you vote last will be the vote the Company counts. If your shares are held by a broker, bank or nominee, it is important that you provide them with your voting instructions.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 6, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of RGC Resources, Inc. ("we", "Resources" or the "Company") to be held on Monday, February 6, 2017, at 9:00 a.m. at The Hotel Roanoke and Conference Center, 110 Shenandoah Avenue, Roanoke, Virginia 24016 (the “Annual Meeting”).

Record Date and Voting Securities

Notice of the Company's Annual Meeting was mailed on or about December 16, 2016 to all shareholders of record. Only shareholders of record at the close of business on November 25, 2016, the record date, are entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours at the Company’s offices at 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, and at the time and place of the meeting.

As of the record date, 4,798,466 common shares were issued and outstanding. Each common share is entitled to one vote. A majority of the common shares outstanding entitled to vote on the record date, or at least 2,399,234 common shares, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Proxies in the form enclosed herewith are solicited by management at the direction of the Company’s Board of Directors.

Voting Procedures

Shareholders of record may vote in person at the Annual Meeting, on-line at www.proxyvote.com, by mailing the proxy card, or by telephone by calling (800) 690-6903. Votes cast at the Annual Meeting will be tabulated by an Inspector of Elections, appointed by the Company. All proxy materials are available on the Company's website at www.rgcresources.com.

If your shares are held in a stock brokerage account by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in "street name." You should have received a voting instruction form with these proxy materials from that organization rather than from the Company. As a beneficial owner, you still have the right to direct your broker or other nominee regarding how to vote the shares in your account by following these voting instructions. If you are a beneficial owner and do not instruct your broker or nominee how to vote your shares, this is considered a "broker non-vote" except that brokers and nominees can use their discretion to vote “uninstructed” shares with respect to Proposal No. 2 regarding the ratification of our independent registered public accounting firm.

Abstentions and broker non-votes are counted as shares present and entitled to vote for the purpose of determining a quorum. Abstentions will be counted towards the vote total for each of Proposals No. 2, 3 and 4 and will have the same effect as AGAINST votes. An abstention for Proposal No. 5 will have the same effect as 1YEAR.

If you return a signed and dated proxy card without marking voting selections or providing different instructions on the proxy card, your shares will be voted at the meeting FOR the election of the three director nominees listed in Proposal No. 1, FOR the ratification of the appointment of our independent registered public accounting firm in Proposal No. 2, FOR the approval of the Restricted Stock Plan and the reservation of 300,000 shares of the Common Stock for issuance under the Restricted Stock Plan in Proposal No. 3, FOR the advisory approval of executive compensation in Proposal No. 4 and 1 YEAR for the frequency of the executive compensation vote. With respect to any other business that may properly come before the Annual Meeting and be submitted to a vote of shareholders, proxies will be voted in accordance with the best judgment of the designated proxy holders. We do not know of any matters to be presented at the Annual Meeting other than those described in this proxy statement.

The director nominees listed in Proposal No. 1 will be elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The three nominees receiving the most FOR votes will be elected.

The appointment of our independent registered public accounting firm listed in Proposal No. 2 will be ratified if a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote thereon vote FOR such proposal.

Proposal No. 3, approval of the Restricted Stock Plan and reservation of 300,000 shares of the Common Stock for issuance under the Restricted Stock Plan, will be approved if it receives FOR votes from the holders of a majority of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

Proposal No. 4, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives FOR votes from the holders of a majority of shares either present or represented by proxy and entitled to vote.

Proposal No. 5, advisory approval of the frequency of the advisory vote on executive compensation, will be considered to be approved if it receives votes for 1 Year, 2 Years or 3 Years from the holders of a majority of shares either present or represented by proxy and entitled to vote.

Revoking a Proxy

A shareholder of record may revoke a proxy at any time before it is actually voted at the Annual Meeting either by signing and submitting a new proxy card with a later date or by attending the Annual Meeting and voting in person. A shareholder of record may also send timely written notice of revocation to Corporate Secretary, RGC Resources, Inc., P.O. Box 13007, Roanoke, VA 24030. If you hold shares through a bank or brokerage firm, you should have received a proxy card and voting instructions with these proxy materials, and you must contact the bank or brokerage firm directly to revoke any prior voting instructions.

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PROPOSAL 1: ELECTION OF DIRECTORS OF RESOURCES

The Company’s Board of Directors consists of nine members and is divided into three classes (A, B, and C) with staggered three-year terms. The current term of office of the Class B directors expires at the Annual Meeting. The terms of Class C and A directors expire in 2018 and 2019, respectively. Each of the Company’s current directors and nominees for election are independent directors, as determined under the Company’s independence standards adopted in accordance with the applicable rules of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market, except John S. D’Orazio and John B. Williamson, III.

There are three nominees for Class B directors: Nancy Howell Agee, J. Allen Layman and Raymond D. Smoot, Jr. The Governance and Nominating Committee and the Board of Directors have selected and endorsed each of these candidates because each brings unique talents and business experience to the Board.

Nancy Howell Agee is President and CEO of Carilion, Clinic, a 12,000 employee health services provider headquartered in western Virginia and has been a director of the Company since 2005. Ms. Agee serves on the board of directors of Healthcare Realty Trust Incorporated, a publicly traded company, Hometown Bank, a publicly traded local bank, and is the chair-elect for the American Hospital Association. She holds degrees with honors from the University of Virginia and Emory University and participated in postgraduate studies at the Kellogg School of Business, Northwestern University. Ms. Agee serves on numerous boards of other healthcare and community organizations.

We believe that Ms. Agee’s business and leadership experiences as well as her knowledge of the economic and political environment in the Company’s service area make her a valuable member of our Board.

J. Allen Layman is a private investor, who has been a director of the Company since 1991. He retired after 30 years in the telecommunications industry as President and CEO of R&B Communications and Chairman and President of Ntelos, Inc. Mr. Layman holds a degree in Business Administration and Economics from Bridgewater College. He serves as a director for Bank of Fincastle, and has served on numerous charitable and industry trade boards.

We believe Mr. Layman’s experiences as a utility CEO and his in-depth knowledge of the regulatory landscape is helpful to our understanding of the rapidly changing energy industry and its implications on our customer base, which make him a valuable member of our Board.

Raymond D. Smoot, Jr. is a Senior Fellow of the Virginia Tech Foundation, Inc. and has been a director of the Company since 2005. He served as Chief Executive Officer of the Virginia Tech Foundation, Inc. from 2003 until his retirement in 2012. Dr. Smoot received his B.A. and M.S. degrees from Virginia Tech and a Ph.D. from The Ohio State University. He serves as the Chairman of the Board of Directors of Union Bankshares Corp. Dr. Smoot is a member of the Board of Directors of Carilion Clinic.

We believe that Dr. Smoot's professional experiences, financial expertise and public company board experience make him a valuable Board member.

Your Board of Directors recommends a vote FOR each of the nominees for Class B Director.

PROPOSAL 2: RATIFICATION OF BROWN, EDWARDS & COMPANY, L.L.P. AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon recommendation and selection by the Audit Committee, the Board of Directors accepted Brown, Edwards & Company, L.L.P. (“Brown Edwards”) as the independent registered public accounting firm to audit the financial statements of the Company for the year ending September 30, 2016. Brown Edwards has served as our independent registered public accounting firm since 2006. The Audit Committee has reappointed Brown Edwards as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending September 30, 2017 and to audit our internal controls. A representative of Brown Edwards is expected to attend the meeting.

The Company’s Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. Although shareholder ratification of the appointment of Brown Edwards is not required by the Company's bylaws, the Board of Directors believes that it is desirable to do so. If the shareholders do not ratify the appointment of Brown Edwards, the Audit Committee will consider whether to engage another independent registered public accounting firm. If the appointment of Brown Edwards is ratified by shareholders, the Audit Committee may change the appointment at any time if it determines a change would be in the best interest of the Company and its shareholders.

Your Board of Directors recommends a vote FOR the ratification of Brown, Edwards & Company, L.L.P.

PROPOSAL 3: APPROVAL OF THE RESTRICTED STOCK PLAN

Overview

The RGC Resources, Inc. Restricted Stock Plan (the "Restricted Stock Plan") is intended to provide equity incentives to our key employees and be the successor to the Company's (i) Key Employee Stock Option Plan and (ii) Stock Bonus Plan. The Key Employee Stock Option Plan will continue in force in respect of previously granted options with 41,000 options available for issue. We do not anticipate stock options being a significant part of our future compensation structure. The Stock Bonus Plan encouraged executive officers to own a position in the Company’s common shares equal to at least 50% of the value of their annual salary by providing that all officers with lower stock ownership positions use at least 50% of the amount of any performance incentive bonus to acquire Company common shares. The Restricted Stock Plan would replace the Stock Bonus Plan.

Our overall executive compensation philosophy is that pay should be competitive with the relevant market for executive talent, be performance-based and vary with the attainment of specific objectives, and be aligned with the interests of the Company’s shareholders. With respect to this latter point, we believe that the Restricted Stock Plan will play a key role in furthering an ownership culture among executive officers.

The Restricted Stock Plan has been adopted by the Board of Directors and will become effective upon shareholder approval.

Description of the Restricted Stock Plan

Our Compensation Committee will administer and interpret the Restricted Stock Plan with our Board of Directors also having authority to exercise any and all powers of the Compensation Committee. The Compensation Committee shall grant awards of restricted stock at such times and in such amounts and with such restrictions as it determines in its discretion.

Eligible employees under the Restricted Stock Plan will mean those officers or management employees designated by our Compensation Committee in its discretion. We currently expect that only our four named executive officers would be eligible.

Pending shareholder approval, the Compensation Committee will have total discretion in determining eligibility under the Restricted Stock Plan and in the amounts, timing, basis, conditions and restrictions of any awards of restricted stock; therefore, such benefits or amounts are not determinable at this time. Similarly, benefits or amounts that would have been received for the last completed fiscal year if the Restricted Stock Plan had been in effect cannot be determined at this time.

300,000 shares of our common stock would be issuable as awards under the Restricted Stock Plan. Any canceled or forfeited shares of an award would be available for reissuance. This number is subject to adjustment by the Compensation Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in our corporate structure.

Each restricted stock award will be evidenced by an agreement with the recipient. The agreement shall set forth the "Vesting Period" and "Restriction Period" for the award and any other conditions or restrictions that the Compensation Committee deems advisable, including requirements established pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the Internal Revenue Code and any securities trading system or stock exchange upon which such restricted shares are listed.

The "Vesting Period" for an award represents substantial risk of forfeiture until certain dates, at which time such shares or a portion of such shares shall begin to "vest" over time and no longer be subject to a substantial risk of forfeiture. The default Vesting Period for an award shall be three years with one-third of the shares vesting on the first, second and third anniversaries of the effective date of the award, respectively, unless the Compensation Committee establishes otherwise. If a recipient resigns or is otherwise terminated from employment with the Company prior to the end of the Vesting Period, he or she would forfeit all interest to his or her unvested shares of restricted stock granted in an award. Unless otherwise established in an award agreement by the Compensation Committee, in the event of a recipient's death, disability or normal retirement (as considered under our defined benefit pension plan), all of the awarded shares shall vest and no longer be subject to a substantial risk of forfeiture. Likewise, all awarded shares shall vest in the event of a change in control, as defined in the recipient's agreement with the Company that relates to recipient's compensation and benefits upon the occurrence of a change in ownership of the Company or similar event (i.e., our Change-in-Control Agreement).

The "Restricted Period" for an award represents a period during which the recipient may not transfer, sell, pledge, assign, or otherwise alienate or hypothecate shares of restricted stock, and all cash dividends on such shares must be re-invested in our common stock (with the same restrictions as the award). Unless the Compensation Committee otherwise determines, the Restricted Period shall apply so long as shares of restricted stock are unvested and thereafter apply to 75% of such vested shares unless the recipient satisfies the following minimum levels of ownership of our common stock:

President, CEO        300% of annual base salary
CFO, COO        200% of annual base salary
Vice President        150% of annual base salary

The Compensation Committee will use its discretion to determine when and how such minimum levels are measured. Once a recipient satisfies the minimum level of ownership or once a recipient is no longer employed by the Company, the Restricted Period will no longer be applicable to vested shares. A change in control will not affect the Restricted Period.

The foregoing summary description of the Restricted Stock Plan is qualified in its entirety by reference to the full text of the plan attached to this proxy statement as Appendix A.

U.S. Federal Income Tax Consequences

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (i.e., it is subject to substantial forfeiture restrictions), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. During the period that the forfeiture restrictions apply, the recipient shall be entitled to receive all dividends and other distributions paid with respect to the shares of restricted stock and will realize taxable income on such dividends.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of one million dollars paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) as “performance-based” is specifically exempt from the deduction limit. The Restricted Stock Plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m). We believe that certain awards of restricted stock under the Restricted Stock Plan will so qualify and our deductions with respect to such awards should not be limited by Section 162(m). The Restricted Stock Plan does provide that all awards under the Restricted Stock Plan to employees covered by Section 162(m) are subject to other conditions, restrictions, and requirements as the Compensation Committee may determine to be necessary to avoid the loss of deduction under Section 162(m). However, certain awards of restricted stock may not qualify as performance-based compensation and, therefore, our compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation.

Required Vote and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as AGAINST votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 3 is in the best interests of our stockholders for the reasons stated above.

Your Board of Directors recommends a vote FOR the approval of the Restricted Stock Plan and reservation of 300,000 shares of Common Stock for issuance under the Restricted Stock Plan.

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PROPOSAL 4: NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting, our shareholders voted to have an annual review of executive compensation. We believe that our executive compensation program is competitive within the industry and strongly aligned with the long-term interests of our shareholders. This program has been designed to promote a performance-based culture and ensure a philosophy of long-term value creation by aligning the interests of the executive officers with those of our shareholders by linking a meaningful portion of their compensation to the Company’s performance. The program is also designed to meet short-term objectives and to attract and retain highly-talented executive officers who are critical to the successful execution of the Company’s strategic business plan.

We also believe that both the Company and shareholders benefit from constructive and consistent dialogue. The proposal set forth above is intended to give you the opportunity to endorse or not endorse the compensation we paid to our named executive officers for fiscal 2016.

The Compensation Committee has overseen the development of the executive compensation program, as described more fully in the Compensation, Discussion and Analysis section of this Proxy Statement.

Please note that your vote is advisory and will not be binding upon the Company or the Board of Directors. However, the Board of Directors and Compensation Committee value the opinions that our shareholders express in their votes and in any additional dialogue. Consequently, the Compensation Committee intends to take into account the outcome of the vote when considering future executive compensation decisions for our executive officers.

Your Board of Directors recommends a vote FOR approval, on an advisory basis, of executive compensation of the named executive officers as disclosed in this proxy statement.

PROPOSAL 5: NON-BINDING SHAREHOLDER ADVISORY VOTE ON THE FREQUENCY OF HOLDING A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

At least every 6 years, shareholders are to be provided an opportunity to cast an additional non-binding advisory vote to determine whether the shareholder advisory vote to approve compensation will occur, every one, two, or three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our Company, and therefore our Board recommends that you vote for a one year interval for the advisory vote on executive compensation. The Company believes that an annual advisory vote will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

Your Board of Directors recommends a vote FOR, on an advisory basis, the 1 YEAR frequency for the executive compensation vote.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors (the "Board") consists of nine directors and is divided equally into three classes, with staggered three-year terms. The Board has separate persons serving as its Chair and as the President and Chief Executive Officer ("CEO") of the Company, which, as discussed below under "The Board's Role in Risk Oversight" section, we believe is the most appropriate leadership structure at this time for the Company.

The Board met eight times during the 2016 fiscal year. All Board members attended at least 75 percent of Board and committee meetings in fiscal year 2016. Consistent with NASDAQ rules, a majority of the Company’s non-management directors met at least once each quarter without management present. All of the directors serving on the Board at the time attended the 2016 Annual Meeting of shareholders. The present principal occupation and employment during the past five years, and the office held with the Company, if any, of each director:

Name and Age	Year In Which First Elected As Director	Business Experience	Year in Which Assumed Principal Occupation
CLASS B DIRECTORS (Currently serving until 2017 Annual Meeting)
Nancy Howell Agee Age 64	2005	See disclosure in Proposal No. 1 above.	2011
J. Allen Layman Age 64	1991	See disclosure in Proposal No. 1 above.	2003
Raymond D. Smoot, Jr. Age 69	2005	See disclosure in Proposal No. 1 above.	2012
CLASS C DIRECTORS (Serving until the 2018 Annual Meeting)
John S. D'Orazio Age 56	2014	President, CEO & Director, RGC Resources, Inc. & Roanoke Gas Company. President and CEO, Roanoke Gas Company 2012-2014; Vice President & COO, Roanoke Gas Company 2003-2012. Mr. D'Orazio provides the Board with in-depth knowledge of the Company's operation, business strategy, risks and economic climate as well as extensive utility industry experience.	2014
Maryellen F. Goodlatte Age 64	2001	Attorney and Principal, law firm of Glenn, Feldmann, Darby & Goodlatte. Mrs. Goodlatte's experiences as an attorney in the Company's service area, in addition to her leadership as chair of the Governance and Nominating Committee, make her a valuable member of the Board.	1983
George W. Logan Age 71	2002	Principal, Pine Street Partners, LLC; Faculty, University of Virginia Darden Graduate School of Business. Mr. Logan's board governance and financial expertise as well as his professional business experiences make him a valuable Board member.	1993
CLASS A DIRECTORS (Serving until the 2019 Annual Meeting)
Abney S. Boxley, III Age 58	1994	President and CEO of Boxley Materials Company; Director BNC Bancorp; Director, Carilion Clinic. Mr. Boxley's financial and business background, as well as his knowledge of construction and economic development opportunities in the Company's service area, make him a valuable member of our Board.	1988
S. Frank Smith Age 68	1990	Consultant, Alpha Coal Sales Company, LLC. Vice President - Industrial Sales, Alpha Coal Sales Company, LLC, 2009 - 2014. Mr. Smith's in-depth knowledge of the competitive and regulatory landscape of energy markets, along with his leadership as chair of the Compensation Committee, make him a valuable member of our Board.	2014
John B. Williamson, III Age 62	1998	Chairman of the Board, RGC Resources, Inc.; Director, Bank of Botetourt, Inc.; Director, Optical Cable Corporation; Director, Luna Innovations Inc.; Director, Corning Natural Gas Holding Corporation. President and CEO, RGC Resources, Inc. 1998-2014. Mr. Williamson's utility industry experience, understanding of the changing natural gas business and in-depth knowledge of the operational, financial and regulatory aspects of the Company, make him a valuable member of our Board.	2014

The Board has standing Compensation, Audit, and Governance and Nominating committees. The Board has affirmatively determined that each of the Company’s current directors are considered independent directors in respect to each committee on which he or she serves, as determined under the Company’s independence standards adopted in accordance with the applicable rules of the SEC and the NASDAQ Stock Market, Inc. In addition, the Board of Directors has determined that George W. Logan and Raymond D. Smoot, Jr. are audit committee financial experts under applicable SEC rules. The following table summarizes each committee.

Committee	Members	Responsibilities	Independence
Compensation	S. Frank Smith, Chair	Assists the Board in fulfilling its oversight responsibilities relating to the compensation of the Company's directors and executive officers.	Each Member is Independent
Nancy Howell Agee
Abney S. Boxley, III
J. Allen Layman

Audit	Raymond D. Smoot, Jr., Chair
Reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks. It also reviews the Company’s policies for risk assessment and steps management has taken to control significant risks, except those delegated by the Board to other committees.
Each Member is Independent
Abney S. Boxley, III
George W. Logan
S. Frank Smith

Governance	Maryellen F. Goodlatte, Chair
Responsible for the oversight of a broad range of issues surrounding the composition and operation of the Board, including identifying individuals qualified to become Board members, recommending nominees for Board election, and recommending to the Board governance principles. It also provides assistance to the Board in the areas of committee member selection and rotation practices, evaluation of the overall effectiveness of the Board, and consideration of developments in corporate governance practices.
Each Member is Independent
and Nominating	Nancy Howell Agee
J. Allen Layman
George W. Logan

The Board's Role in Risk Oversight

The Board and management have distinct roles in the identification, assessment, and management of risks that could affect the Company. The Board exercises its responsibility for risk directly and through its three standing committees. In Board or committee meetings, management provides periodic reports to provide guidance on risk assessment and mitigation. Each committee charged with risk oversight reports up to the Board on those matters.
The Board believes that its current leadership structure facilitates its oversight of risk by combining independent leadership, through independent board committees and majority independent board composition, with an experienced Chairman and a CEO who have intimate knowledge of the business, history, and the complex challenges the Company faces. The Chairman and CEO both have in-depth understanding of these matters, and the CEO has direct involvement in the day-to-day management of the Company, uniquely positioning him to promptly identify and raise key business risks to the Board.
Director Nominations
The Governance and Nominating Committee establishes the process by which candidates are selected for possible inclusion in the recommended slate of director nominees. The Governance and Nominating Committee has a charter, which is available on the Company's website at www.rgcresources.com. The Governance and Nominating Committee will take into account the Company’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, technology or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of director responsibilities; independence under SEC and NASDAQ rules; service on other boards of directors; sufficient time to devote to Board matters; and the ability to work effectively with other Board members. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Governance and Nominating Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.
The Governance and Nominating Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisers, and executive search firms. The

Committee will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. Any director candidates to be recommended by shareholders should be described in writing to Corporate Secretary, RGC Resources, Inc., P.O. Box 13007, Roanoke, VA 24030. This recommendation must be sent no later than 120 days prior to the anniversary of the expected mailing date of this proxy statement, in order to be considered for inclusion in the proxy statement for the 2018 annual meeting of shareholders.

Transactions with Related Persons

The Board follows certain policies and procedures for the approval of transactions with related persons that are required to be reported under applicable SEC rules. The policy generally requires Audit Committee approval or ratification of transactions that involve more than $120,000 in which the Company is a participant and in which a Company director, nominee for director, executive officer, greater than 5% shareholder, or an immediate family member of any of the foregoing persons has a direct or indirect material interest, with various other qualifications and exclusions for reportable related party transactions set forth in applicable SEC rules, such as a transaction where the tariff gas service is at a rate approved by the Virginia State Corporation Commission or certain banking transactions. In reviewing a reportable related party transaction, the Audit Committee will, after reviewing all material information regarding the transaction, take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The Company contracted with Boxley Materials Company in fiscal 2016 for approximately $550,000 of paving services and related construction materials. Mr. Boxley, our director, is President and CEO of Boxley Materials. These goods and services were obtained at arms length pricing, terms and conditions. The Audit Committee has approved the transactions between the Company and Boxley Materials.

The Company has no other related party transactions to report for fiscal 2016.

Compensation of Directors

Directors' fees are set by the Compensation Committee and approved by the Board of Directors after the Committee considers the competitive market for directors and fee levels provided by comparable companies both within the utility industry and in the Company's geographic area. Mr. D’Orazio is not compensated for attendance at Board and committee meetings and does not receive the annual retainer for service as a Board member. The 2016 schedule of fees paid to directors is as follows:

Annual Director Retainer	$18,000
Additional Annual Retainer - Board Chair	12,000
Additional Annual Retainer - Audit Committee Chair	8,000
Additional Annual Retainer - Other Committee Chair	5,000
Attendance - each Board of Directors Meeting	1,600
Attendance - each Committee Meeting	1,600
Attendance - Board or Committee Meeting by telephone	1,200
Committee meeting held on the same day as Board meeting	900

Restricted Stock Plan for Outside Directors. Under the Company's Amended and Restated Restricted Stock Plan for Outside Directors (the "Director Restricted Plan"), originally adopted January 27, 1997, as amended on March 28, 2016 and effective October 1, 2016, a minimum of 40% of the annual retainer fee paid to each non-employee director of the Company on a monthly basis is paid in shares of Company common stock restricted under the terms of the Director Restricted Plan ("Director Restricted Stock"). If the director owns more than 10,000 shares of Resources stock, the minimum requirement is waived. The number of shares of Director Restricted Stock is calculated each month based on the closing sales price on the first business day of the month of Resources’ common shares on the NASDAQ Global Market. A participant can, subject to approval of the Compensation Committee, elect to receive up to 100% of the retainer fee in Director Restricted Stock. Such election cannot be revoked or amended during the fiscal year.

The shares of Director Restricted Stock will vest only in the case of a participant’s death, disability, retirement (including not standing for reelection to the Board), or in the event of a change in control of Resources. There is no option to take cash in lieu of stock upon vesting of shares under this Plan. The Director Restricted Stock may not be sold, transferred, assigned or pledged by the participant until the shares have vested under the terms of this Plan. The shares of Director Restricted Stock will be forfeited to Resources by a participant’s voluntary resignation during his or her term on the Board or removal for cause as a director.

Fiscal Year 2016 Director Fees

Name	Fees paid in cash	Fees paid in Restricted Stock[1]	Total
Nancy Howell Agee	$ 14,300	$ 17,667	$ 31,967
Abney S. Boxley, III	27,833	8,833	36,666
Maryellen F. Goodlatte	24,500	11,000	35,500
J. Allen Layman	25,800	7,067	32,867
George W. Logan	16,300	17,667	33,967
S. Frank Smith	31,600	11,000	42,600
Raymond D. Smoot, Jr.	33,600	10,267	43,867
John B. Williamson, III	29,833	14,833	44,666
Note 1: 40% of the annual retainer fees paid to non-employee directors must be paid in the form of Director Restricted Stock, unless a participant owns at least 10,000 shares of Company stock. This column also includes any additional portion of fees paid to directors in the form of Director
Restricted Stock pursuant to the election of the director.

The following table shows directors who elected to receive a higher percentage of their fees as Director Restricted Stock in fiscal 2016:

Name	Percent if Greater than 40%
Nancy Howell Agee	100%
Abney S. Boxley, III	100%
Maryellen F. Goodlatte	50%
George W. Logan	100%
S. Frank Smith	50%

As of September 30, 2016, our non-employee directors held the following aggregate amounts of Restricted Stock:

Name	Shares of Restricted Stock
Nancy Howell Agee	11,858
Abney S. Boxley, III	11,409
Maryellen F. Goodlatte	9,859
J. Allen Layman	23,740
George W. Logan	17,629
S. Frank Smith	13,748
Raymond D. Smoot, Jr.	13,282
John B. Williamson, III	1,069

Section 16(a) Beneficial Ownership Reporting Compliance

Based on the Company's review of the copies of forms related to Section 16(a) of the Securities Exchange Act of 1934 regarding beneficial ownership reporting and representations from certain reporting persons, no other reports are required and one Form 4 for a single purchase by a director was filed late in fiscal 2016.

EXECUTIVE OFFICERS

Name and Age	Period Position Held	Position and Experience
John S. D'Orazio, 56	February 2014 to present	President & CEO - Resources, Roanoke Gas
	October 2012 to February 2014	President & CEO - Roanoke Gas
	January 2003 to September 2012	Vice President & COO - Roanoke Gas

Paul W. Nester, 42	February 2015 to present	Vice President, Treasurer, Secretary & CFO
	May 2012 to January 2015	Vice President, Treasurer & CFO
	March 2010 to April 2012	CFO, UXB International

Carl J. Shockley, Jr., 51	October 2012 to present	Vice President, Operations - Roanoke Gas
	May 2012 to September 2012	Director, Operations - Roanoke Gas
	August 2009 to April 2012	Director, Human Resources

Robert L. Wells, II, 52	February 2005 to present	Vice President, Information Technology

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth, as of November 25, 2016, certain information regarding the beneficial ownership of the common shares of the Company by all directors, named executive officers, any holders of more than 5% of common shares and certain beneficial owners as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding common shares shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o RGC Resources, Inc. P.O. Box 13007 Roanoke, Virginia 24030.

Name of Beneficial Owner	Common Shares Beneficially Owned as of 11/25/16[1]	Percent of Class
Nancy Howell Agee[2]	16,048	<1%
Abney S. Boxley, III	21,657	<1%
John S. D’Orazio[3]	37,638	<1%
Maryellen F. Goodlatte	15,639	<1%
J. Allen Layman	41,048	<1%
George W. Logan	57,896	1.2%
Paul W. Nester[3]	21,431	<1%
Carl J. Shockley, Jr.[3]	13,939	<1%
S. Frank Smith	55,296	1.2%
Raymond D. Smoot, Jr.[4]	22,613	<1%
Robert L. Wells, II3	14,421	<1%
John B. Williamson, III	86,997	1.8%
Anita G. Zucker	297,692	6.2%
c/o The Inter Tech Group, 4838 Jenkins Ave.
North Charleston, SC 29405
All current directors and executive officers aaa(as a Group - 12 Persons)	404,623	8.4%
Note 1: Includes Director Restricted Plan shares issued to outside directors still subject to vesting.
Note 2: Includes 13,653 shares owned in trust and 2,395 shares owned in spousal trust.
Note 3: Includes stock options shown in the Outstanding Equity Awards at Fiscal Year End section on page 16. All are exercisable and included as shares beneficially owned.
Note 4: Includes 250 shares owned by spouse.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview of our executive compensation philosophy and why we believe the program is appropriate for the Company and its shareholders. We also discuss the Compensation Committee’s methodology for determining appropriate and competitive levels of compensation for the named executive officers. Details of compensation paid to the named executive officers can be found in the tables that follow.

Compensation Philosophy and Objectives

Who are the named executive officers for fiscal year 2016?

The named executive officers for fiscal year 2016 are John S. D’Orazio, Paul W. Nester, Carl J. Shockley, Jr., and Robert L. Wells, II.

What person or group is responsible for determining the compensation levels of named executive officers?

The Compensation Committee has a charter, pursuant to which it reviews and recommends to the Board the compensation, including base salary and annual incentive compensation, of the Company’s CEO and the other named executive officers.

The CEO is actively involved in the executive compensation process. The CEO reviews the performance of each of the named executive officers, other than his own, and, within the defined program parameters, recommends to the Compensation Committee base salary increases and incentive awards for such individuals. He provides the Compensation Committee with financial performance goals for the Company that are used to link pay with performance. The CEO also provides his review to the Compensation Committee with respect to the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve the Company’s business goals. The CEO attends the meetings of the Compensation Committee but does not participate in the Committee executive sessions.

The Compensation Committee did not utilize an outside consultant in fiscal year 2016.

What are the Company’s executive compensation principles and objectives?

The Company’s overall executive compensation philosophy is that pay should be competitive with the relevant market for executive talent, be performance-based, vary with the attainment of specific objectives, and be aligned with the interests of the Company’s shareholders. The core principles of the Company’s executive compensation program include the following:

Pay competitively. The Compensation Committee believes in positioning executive compensation at levels necessary to attract and retain exceptional leadership talent. An individual’s performance and importance to the Company can result in total compensation being higher or lower than the target market position.

Pay-for-performance. The Compensation Committee structures executive compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on operational and financial performance through incentive bonuses and the goal of fostering shareholder value creation through grants of stock options and payment of some bonuses in stock.

Create an ownership culture. The Compensation Committee believes that using compensation to instill an ownership culture effectively aligns the interests of executive officers and the shareholders. Half of all incentive compensation awarded to executive officers is required to be taken in the Company’s common shares until a level of common share ownership valued at 50% of annual base salary is obtained. In addition, the Committee oversees a modest stock option plan intended to encourage stock ownership.

The CEO and the Compensation Committee periodically review the executive compensation philosophy. No changes have recently been made to the compensation philosophy; however, programmatic changes have been implemented at various times to enhance the effectiveness of the various compensation elements.

How do we determine executive pay?

The Compensation Committee benchmarks base salary, annual incentive bonus, other forms of incentive compensation and the Company's financial performance to a comparison group consisting of publicly traded gas utilities and local companies.

The Compensation Committee believes this is the best way to determine whether such compensation is competitive. The comparison group is selected based on six criteria:

1.	Companies that an outsider, with no knowledge of the Company’s internal deliberations on the topic, would agree offer reasonable comparisons for pay and performance purposes;

2.	Companies that may overlap in the labor market for talent;

3.	Companies with revenue and market capitalizations reasonable for comparison;

4.	Companies whose business models, characteristics, growth potential, and human capital are similar but not necessarily identical to those of the Company;

5.	Public companies based in the United States where compensation and financial data are available in proxy statements and Form 10-K filings; and

6.	Companies large enough to have similar executive positions to ensure statistical significance.

Based on these criteria, the comparison group consists of:

Chesapeake Utilities Corporation        NW Natural, Inc.
Corning Natural Gas Holding Corporation    Optical Cable Corporation
Delta Natural Gas Company, Inc.        Unitil Corporation
Hometown Bank, Inc.            Spire, Inc.

In addition to the comparison group, the Compensation Committee utilizes market compensation data from Salary.com and CompAnalyst, a benefits and compensation consulting firm, for each of its executive positions. This data provides benchmark information for both base pay and total compensation for energy and utility companies in the $20 million to $3.0 billion size range. While the Compensation Committee has not established a specific target for each executive officer position, the Committee uses the comparison group and salary benchmark data to help ensure compensation is reasonably competitive in the industry and local job market.

How do we consider the results of the most recent shareholder advisory vote on executive compensation?

Annually, we ask our shareholders for a non-binding advisory vote on our overall executive compensation. The Board reviews and considers the voting results. In 2016, 96% of votes cast were in favor of the proposal. Since a substantial majority of our shareholders voted in favor of our executive compensation philosophy and program, the Board determined that we did not need to consider changing our overall approach to executive compensation.

Compensation Elements

Base Salary. Base salary is fixed compensation and is necessary to attract and retain talent. Base salaries are the only non-variable element of the Company’s total compensation program. Base salaries are set to reflect each named executive officer’s responsibilities, the impact of each named executive officer’s position, and the contribution each named executive officer delivers to the Company. Salaries are determined after analyzing competitive levels in the market, using the Company’s comparison group and the Salary.com and CompAnalyst compensation data for executives with comparable responsibilities and job scope. The Compensation Committee also considers internal equities among employees within the Company. Salary increases, if any, are based on individual performance, Company performance and market conditions. To gauge market conditions, the Compensation Committee evaluated the comparison group and market data and established recommended salary levels based on the named executive’s experience, tenure, performance and potential. Based in part on the executive compensation benchmarking and the target levels for base salary set forth above, the Board, acting on the recommendation of Compensation Committee set the named executive officers’ base salaries for 2016.

Annual Bonus Incentive Plan Compensation. The Annual Bonus Incentive Plan provides for a cash bonus based on the achievement of (1) certain qualitative goals for each named executive officer, which may be individual in nature or for the Company as a whole, and (2) targets for fiscal year earnings per share of the Company. The plan does not set a percentage amount by which the achievement of qualitative goals, on the one hand, and earnings targets, on the other hand, contribute towards the bonus amount. The Board, upon the recommendation of the Compensation Committee, makes a determination on such relative contributions at the time it determines and awards bonuses to named executive officers. For 2016, the percentage contribution towards the bonus amount of the achievement of qualitative goals ranged approximately from 55% to 80% among the named executive officers, versus approximately 45% to 20% in respect of the achievement of the earnings targets. The Compensation Committee evaluates achievement by each named executive officer of his or her qualitative goals and then recommends to the Board an amount of bonus to be awarded in respect of such achievement. The plan sets forth minimum, target and maximum earnings per share that may be achieved.

Key Employee Stock Option Plan of RGC Resources, Inc. The Company has a Key Employee Stock Option Plan, which is intended to provide the Company’s executive officers and other key employees with long-term incentives and future rewards tied to the price of Resources’ common shares over time.

This Plan requires each option’s exercise price per share to equal the fair value of the Company’s common shares as of the date of the grant. Under the terms of this Plan, the options become exercisable six months from the grant date and expire ten years subsequent to the grant date. There were 16,000 shares granted in 2016 to the named officers based on each officer's level of responsibility and the Compensation Committee's ongoing decision to link a portion of officer compensation directly to long-term corporate performance. The Compensation Committee did not use specific performance metrics in making these grants.

RGC Resources, Inc. Stock Bonus Plan. The Company has not made awards under the Stock Bonus Plan in recent years to the named executive officers. The plan, however, contains a policy that executive officers are encouraged to own a position in the Company’s common shares equal to at least 50% of the value of their annual salary. Therefore, any officer with a stock ownership position less than 50% must use a minimum of 50% of the amount of any cash bonus (e.g., under the Annual Bonus Incentive Plan) to purchase common shares directly from the Company under the Stock Bonus Plan.

Equity Compensation Plan Summary Table

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Comp. Plans approved by security holders	58,200	$20.25	110,397
Equity Comp. Plans not approved by security holders	—	—	—
Total	58,200	$20.25	110,307

Summary Compensation Table

Name	Year	Salary	Options Award[1]	Bonus	Change in Pension Value[2]	All Other Compensation	Total
John S. D'Orazio	2016	$ 363,300	$ 22,220	$ 84,500	$ 263,681	$ 34,323	$ 768,024
President & CEO	2015	325,353	24,600	76,900	106,405	36,418	569,676
	2014	272,557	22,150	38,000	140,043	41,087	513,837

Paul W. Nester	2016	207,353	20,200	39,000	41,494	33,410	341,457
VP, Treasurer,	2015	184,867	19,680	30,000	17,370	28,862	280,779
Secretary & CFO	2014	166,229	17,720	23,000	19,390	26,403	252,742

Robert L. Wells, II	2016	171,010	10,100	30,000	189,255	37,698	438,063
VP, Information	2015	161,957	12,300	27,000	77,973	33,766	312,996
Technology	2014	149,320	11,075	22,000	88,103	31,337	301,835

Carl J. Shockley, Jr.[3]	2016	172,566	12,120	30,500	181,826	32,312	429,324
VP - Operations,	2015	148,743	14,760	27,800	74,310	29,887	295,500
Roanoke Gas Co.	2014	—	—	—	—	—	—
Note 1: The 2016 Options Award values are based on 5,500 shares for Mr. D’Orazio, 5,000 shares for Mr. Nester, 3,000 shares for Mr. Shockley and 2,500 shares for Mr. Wells. The 2015 Options Award values are based on 5,000 shares for Mr. D’Orazio, 4,000 shares for Mr. Nester, 3,000 shares for Mr. Shockley and 2,500 shares for Mr. Wells. The 2014 Options Award values are based on 5,000 shares for Mr. D’Orazio, 4,000 shares for Mr. Nester, and 2,500 shares for Mr. Wells.
Note 2: The Change in Pension Value is an actuarial calculation and was not realized as compensation.
Note 3: Mr. Shockley became a named executive officer in 2015.

Discussion and Analysis of Summary Compensation

The changes in salary for our named executive officers primarily reflects their increasing responsibilities and significant contributions to the success of the Company in fiscal 2015. The Committee also considered competitive market forces and the comparison group in setting the 2016 salary levels. The significant increase in pension values are directly attributable to the impact of lower discount rates on the actuarially calculated benefit.

Bonus Table

Name	Metric	Minimum	Target	Maximum	Paid[1]	% of Target
John S. D’Orazio	Performance Achievements	$—	$ 92,000	$ 180,000	$ 84,500	91.8
Paul W. Nester	Performance Achievements	—	42,000	60,000	39,000	92.9
Robert L. Wells, II	Performance Achievements	—	30,000	50,000	30,000	100.0
Carl J. Shockley, Jr.	Performance Achievements	—	32,000	52,000	30,500	95.3
Note 1: The Board approved the above bonus in 2016 for fiscal year 2015 performance.

Other Compensation Table

Name	Year	401(K) matching contribution	Insurance Premiums	Medical Benefits	Post Retirement Medical & Life Insurance Benefits	Stock Option Exercise	Total
John S. D'Orazio	2016	$ 13,250	$ 1,342	$ 17,019	$—	$ 2,712	$34,323
	2015	13,541	1,299	16,584	690	4,304	36,418
	2014	15,528	1,285	16,638	7,636	—	41,087

Paul W. Nester	2016	12,428	1,494	17,282	—	2,206	33,410
	2015	10,743	1,393	16,726	—	—	28,862
	2014	8,312	1,303	16,788	—	—	26,403

Robert L. Wells, II	2016	10,226	1,185	16,952	5,835	3,500	37,698
	2015	9,514	1,098	16,546	5,288	1,320	33,766
	2014	8,566	1,045	16,878	4,848	—	31,337

Carl J. Shockley, Jr.	2016	8,628	1,185	17,282	5,217	—	32,312
	2015	7,437	1,034	16,726	4,690	—	29,887
	2014	—	—	—	—	—	—

Outstanding Equity Awards at Fiscal Year End

The outstanding equity awards for the named executives at the end of the fiscal year had an intrinsic value of $200,211. The following table shows all outstanding unexercised stock options held by our named executive officers as of September 30, 2016. All stock options are vested and exercisable.

Name	Number of Unexercised Options	Option Exercise Price	Option Expiration Date
John S. D‘Orazio	5,500	$ 21.22	Dec 3, 2025
	5,000	21.60	Dec 4, 2024
	5,000	18.95	Dec 6, 2023
	4,700	19.01	Apr 1, 2023

Paul W. Nester	5,000	21.22	Dec 3, 2025
	4,000	21.60	Dec 4, 2024
	4,000	18.95	Dec 6, 2023
	4,500	19.01	Apr 1, 2023

Robert L. Wells, II	2,500	21.22	Dec 3, 2025
	2,500	21.60	Dec 4, 2024
	500	18.95	Dec 6, 2023
	3,000	19.01	Apr 1, 2023

Carl J. Shockley, Jr.	3,000	21.22	Dec 3, 2025
	3,000	21.60	Dec 4, 2024
	3,000	18.95	Dec 6, 2023
	3,000	19.01	Apr 1, 2023

Option Exercises

Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise
John S. D‘Orazio	700	$ 2,712
Paul W. Nester	500	2,206
Robert L. Wells, II	1,000	3,500

Pension Benefits

The following table shows the accumulated benefits related to the RGC Resources, Inc. Employee Pension Plan (the "Pension Plan") for the named executive officers as of September 30, 2016:

Name	Years of Credited Service[1]	Present Value of Accumulated Benefit[2]	Payment During Last Fiscal Year
John S. D’Orazio	24	$ 1,018,898	$—
Paul W. Nester	5	88,238	—
Robert L. Wells, II	30	738,584	—
Carl J. Shockley, Jr.	30	568,224	—
Note 1: The Years of Credited Service represent the years that each named executive officer has been a participant in the Plan as of September 30, 2016, up to a maximum of 30 years.
Note 2: The Present Value of the Accumulated Benefit presented in the table above is based on a
3.42% discount rate; 4% annual compensation increase; and retirement at 65 years of age.

The cost of benefits under the Plan, which are borne by Resources, are computed actuarially and defrayed by earnings from the Pension Plan's investments and/or Resources’ annual contributions. The Pension Plan generally provides for the monthly payment, at normal retirement age 65, of the greater of (a) the participant's accrued benefit as of December 31, 1988 under the formula then in effect or (b) the sum of one‑twelfth of (1) plus (2) minus (3) as follows:

(1)	1.2% of the participant's average compensation for the highest consecutive sixty months of service multiplied by years of credited service up to thirty years,

(2)
0.65% of the participant's average compensation for the highest consecutive sixty months of service in excess of covered compensation (generally defined as the average of Social Security wage bases over a participant's assumed working lifetime) multiplied by years of credited service up to thirty years, and

(3)	the participant's balance, if any, from the Company's former profit sharing plan.

Early retirement with reduced monthly benefits is available at age 55 after ten years of service. Provisions also are made for vesting of benefits after five years of service and for disability and death benefits. All employees who have completed one year of service to the Company and are credited with at least 1,000 hours of service in a Pension Plan year are eligible to participate in the Pension Plan. At age 65, for Pension Plan purposes, Mr. D’Orazio, Mr. Shockley, and Mr. Wells will have the maximum 30 credited years of service while Mr. Nester will have 27.

The compensation covered by the Plan includes the total of all amounts paid to a participant by the Company for personal services reported on the participant's federal income tax withholding statement (Form W-2), up to certain statutory limits. For plan years beginning January 1, 2016 and 2017 these earnings are limited to $265,000 and $270,000, respectively.

Severance or Change-in-Control Agreements

The Company has a change-in-control agreement, dated April 1, 2016 and containing a two-year term, with John S. D'Orazio. The agreement entitles him to certain benefits in the event his employment is terminated without cause and within a specific period of time following a change in control of the Company. For purposes of this agreement, a change in control occurs when (i) any person or entity becomes the beneficial owner of at least 50% of the combined voting power of the Company’s voting securities; (ii) any person or entity becomes the beneficial owner of at least 50% of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; or (iii) the Company is liquidated or sells substantially all of its assets. In the event that his employment with the Company is terminated within two years of the date of a change in control, unless the termination is (a) because of his death or disability, (b) for cause (as defined in the agreement) or (c) by him other than for good reason (as defined in the agreement), then he will receive a severance payment (the

“Severance Payment”) equal to 1.5 times his annualized includable compensation for the base period, within the meaning of Section 280G(d) of the Internal Revenue Code of 1986. The Severance Payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also in such event, the Company will continue his life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of two years after the date of the change in control, his death, or his full-time employment. The agreement does not require him to seek employment to mitigate any payments or benefits provided thereunder. Effective May 1, 2015, the Company also entered into identical Change in Control Agreements with Paul W. Nester, Robert L. Wells, II, and Carl J. Shockley Jr., except that their agreements have three-year terms.

The Compensation Committee reviews all of the components of each executive’s compensation and awards a level of each component based on what they believe is reasonable when all elements of the compensation are considered. The Company currently does not structure compensation so as to be fully deductible under Section 162(m) of the Internal Revenue Code, but the Committee does not anticipate the Company paying compensation at a level where any amounts would not be fully deductible under such Section 162(m).

Estimated Benefits upon a Change in Control

Name	Cash	Equity	Benefit Plans[1]	Pension/Tax Other	Total
John S. D’Orazio	$ 434,426	$—	$ 43,551	$—	$477,977
Paul W. Nester	246,397	—	35,431	—	281,828
Robert L. Wells, II	250,988	—	34,813	—	285,801
Carl J. Shockley, Jr.	208,685	—	34,813	—	243,498
Note 1: Benefit Plans includes amounts for life insurance, medical, health and accident and disability plans, calculated based on 2016 amounts.

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COMMITTEE REPORTS
Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the section entitled "Compensation, Discussion and Analysis" in this Proxy Statement. The Compensation Committee recommended to the Board of Directors that said section be included in this Proxy Statement.

The Compensation Committee met two times during fiscal year 2016 and both meetings were attended by all members. Consistent with the terms of its charter, the Compensation Committee annually reviews and approves corporate goals and objectives related to the CEO and evaluates and determines the CEO compensation level, which is presented to the Board for approval. The Committee also reviews and approves base salary and incentive opportunities for other officers. Director compensation is reviewed annually and recommendations are made to the Board. The Compensation Committee reviews and approves stock ownership guidelines and reviews and recommends equity incentive grants to employees.
Submitted by the Compensation Committee:

S. Frank Smith (Chair), Nancy Howell Agee, Abney S. Boxley, III and J. Allen Layman

Report of the Governance and Nominating Committee

Consistent with the terms of its charter, the Governance Committee met once during the fiscal year with all members in attendance.

The Governance Committee made the recommendation that Nancy Howell Agee, J. Allen Layman, and Raymond D. Smoot, Jr. be nominated for re-election to the Board of Directors and to serve a three-year term beginning with the 2017 Annual Meeting and continuing until 2020. The Board approved this recommendation.

The Governance and Nominating Committee annually evaluates and makes recommendations regarding Board committee structures, membership, leadership and accountability, and reviews and recommends committee charters to the Board for approval. The Committee is responsible for the review and evaluation of Director independence. The Governance and Nominating Committee updates the Board of Directors on governance issues and makes recommendations as needed and monitors the Board's performance in light of all applicable laws, rules and regulations.

Submitted by the Governance and Nominating Committee:

Maryellen F. Goodlatte (Chair), Nancy Howell Agee, J. Allen Layman, and George W. Logan

Report of the Audit Committee

Consistent with the terms of its charter, the Audit Committee met four times in fiscal 2016 with the Company's management and Brown Edwards to review significant financial and accounting matters, internal controls and Brown Edwards' audit results.

Management is responsible for the Company’s internal controls and the accounting and financial reporting functions. Brown Edwards is responsible for performing an audit and expressing an opinion in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") on both the Company’s consolidated financial statements and the effectiveness of the Company's internal controls over financial reporting. In this context, the Audit Committee met with management and Brown Edwards to review and discuss the September 30, 2016 consolidated financial statements including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies, the clarity of the disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee under standards established by the SEC and the PCAOB.

The Audit Committee discussed with Brown Edwards their firm’s independence from the Company and its management and received written representation from Brown Edwards, in accordance with PCAOB requirements, regarding Brown Edwards' independence. The Audit Committee has also reviewed the non-audit services provided by Brown Edwards and determined that such services did not impact independence.

     The Audit Committee considers annually and approves the provision of audit services, including audit review and attest services and pre-approves the nature, extent, and cost of all non-audit services provided by the independent auditor. The following table sets forth the aggregate fees billed or expected to be billed by Brown Edwards for the years ended September 30, 2016 and 2015:

	2016	2015
Audit Fees	$152,357	$148,600
All Other Fees	99,921	99,813

Total Fees	$252,278	$248,413
Audit Fees include services performed by Brown Edwards related to the audit of the financial statements and internal controls over financial reporting and quarterly reviews for the years ended September 30, 2016 and 2015. All Other Fees includes services rendered in conjunction with the testing of internal controls, audits of the Company’s employee benefit plans and other general purposes. All services provided by Brown Edwards in 2016 and 2015 were pre-approved by the Audit Committee.

Based on the Audit Committee’s review of Brown Edwards' report to the Audit Committee and discussions with management and Brown Edwards, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016, for filing with the SEC.

Submitted by the Audit Committee:

Raymond D. Smoot, Jr. (Chair), Abney S. Boxley, III, George W. Logan, and S. Frank Smith

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SHAREHOLDERS PROPOSALS

For a shareholder proposal or the nomination of a person for election as a director to be considered for inclusion in the proxy statement for the 2017 Annual Meeting of Shareholders, the proposal must be submitted in writing and received by Corporate Secretary, RGC Resources, Inc., P.O. Box 13007, Roanoke, VA 24030 no later than 120 days prior to the anniversary of the mailing date of this proxy statement. You are also advised to review our bylaws, which contain additional requirements regarding business to be transacted at shareholder meetings. A copy of the bylaws may be obtained without charge upon written request to the Corporate Secretary.

Notice of proposals that are not to be included in the proxy but brought before an annual meeting of shareholders must be delivered to the Corporate Secretary of the Company no less than 60 days and no more than 90 days prior to the annual meeting. Such notices under the bylaws must include (a) a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting; and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company’s books, of such shareholder, (ii) the number of shares of the Company that are owned of record and beneficially by such shareholder, and (iii) any material interest of such shareholder in such business other than the shareholder's interest as a shareholder of the Company.

EXPENSES OF SOLICITATION

Directors, officers and employees may solicit proxies in person or by telephone, e-mail or other online methods. We will pay all of the expenses of this solicitation of proxies, including reimbursing brokers, dealers, banks and other persons holding our common stock in their names, or in the names of nominees, for their expenses in providing proxy materials to the beneficial owners.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

To reduce costs and reduce the environmental impact of our Annual Meeting, a single proxy statement and annual report, along with separate individual proxy cards will be delivered in one envelope to certain shareholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received. We will promptly deliver separate copies of the proxy statement and annual report if a request is sent to Corporate Secretary, RGC Resources, Inc., P.O. Box 13007, Roanoke, Virginia 24030, including your name and, if applicable, the name of your brokerage firm and account number.

FURTHER INFORMATION

Resources' 2016 Annual Report, including our Form 10-K and financial statements for the year ended September 30, 2016, is available without charge to any shareholder requesting the same. Written requests should be addressed to the attention of Corporate Secretary, RGC Resources, Inc., P.O. Box 13007, Roanoke, Virginia 24030.

The Annual Report, including our Form 10-K and financial statements, this proxy statement, proxy card, and the charters of the Audit Committee, Compensation Committee, and the Governance and Nominating Committee are on the Company’s website at www.rgcresources.com.

By Order of the Board of Directors
PAUL W. NESTER
Vice-President, Treasurer, Secretary and Chief Financial Officer

December 16, 2016

Appendix A
RGC RESOURCES, INC.
RESTRICTED STOCK PLAN

ARTICLE I
PURPOSE

RGC Resources, Inc. (the “Company”), a Virginia corporation, hereby establishes the RGC Resources, Inc. Restricted Stock Plan (this “Plan”) to promote the interests of the Company and its shareholders through (a) the attraction and retention of key employees essential to the success of the Company and (b) enabling such individuals to share in the growth and success of the Company through the grant of Restricted Stock, as the Committee, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan.

ARTICLE II
DEFINITIONS

Section 2.1     “Agreement” or “Award Agreement” shall mean a written agreement between the Company and a Participant implementing an Award, and setting forth the particular terms, conditions and restrictions of the Award.
Section 2.2 “Award” shall mean an award or grant made to a Participant under Article V.
Section 2.3     “Board” or “Board of Directors” shall mean the Board of Directors of the Company.
Section 2.4 “Change in Control” shall be defined in Section 7.2.
Section 2.5     “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder or any successor law, as amended from time to time.
Section 2.6     “Committee” shall mean the Compensation Committee of the Board or the Board acting directly under Article VIII.
Section 2.7     “Common Stock” or “Stock” shall mean the Common Stock of the Company, par value $5.00 per share, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.
Section 2.8     “Company” shall mean RGC Resources Inc., a Virginia corporation, or any successor thereto.
Section 2.9      “Disability” shall mean (a) the mental or physical disability of the Participant defined as “Disability” under the terms of the long-term disability plan sponsored by the Company and in which the Participant is covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in his or her full-time position at the Company for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to a Participant’s Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.
Section 2.10     “Effective Date” shall mean the date this Plan is approved by the Company's shareholders.
Section 2.11     “Eligible Employee” shall mean an Employee who is an officer or other management or highly compensated employee of the Company as designated by the Committee to be eligible to participate in the Plan.
Section 2.12     “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder or any successor law, as amended from time to time.
Section 2.13     “Fair Market Value” shall mean, on any given date, the closing price of Common Stock as reported on the composite tape of the primary stock exchange in which the Common Stock is listed on such day or, if no Shares were traded on such stock exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by Nasdaq, or such other source as the Committee may select.
Section 2.14     “Participant” shall mean an Eligible Employee who has been selected from time to time under Article III to receive an Award under the Plan.
Section 2.15     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
Section 2.16     “Restricted Stock” shall mean the Shares awarded to a Participant pursuant to Article V herein.
Section 2.17     “Restriction Period” shall mean the period during which the transfer of certain Shares of Restricted Stock is restricted pursuant to Article V.

Section 2.18     “Retirement” shall mean the termination of employment for a Participant consistent with the provisions for normal retirement (i.e., age 65) under the defined benefit pension plan sponsored by the Company.
Section 2.19     “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act or any successor rule as amended from time to time.
Section 2.20     “Section 162(m)” shall mean Section 162(m) of the Code, or any successor section under the Code, as amended from time to time.
Section 2.21     “Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder or any successor law, as amended from time to time.
Section 2.22 “Shares” shall mean shares of Common Stock of the Company.
Section 2.23     “Subsidiary” shall mean any entity with respect to which the Company owns, either directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other ownership interest.
Section 2.24     "Vesting Period" shall mean the period during which the transfer of unvested Shares of Restricted Stock is restricted and is subject to a risk of forfeiture pursuant to Article V.
ARTICLE III
ELIGIBILITY

Section 3.1     Eligibility. The Committee shall have sole and complete discretion in determining the Eligible Employees who shall be eligible to participate in the Plan.  An Eligible Employee of the Company designated by the Committee as eligible hereunder shall be considered a Participant upon receiving an Award under the Plan.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

Section 4.1     Number of Shares. Subject to adjustment as provided for in Section 4.3 below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 300,000 Shares. Shares issued pursuant to Awards under the Plan may be authorized but unissued Shares, Shares issued and reacquired by the Company or Shares purchased in the open market for purposes of the Plan. Except as provided in Sections 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.
Section 4.2     Forfeited Shares. In the event that shares issued pursuant to the Awards are cancelled or forfeited for any reason, the Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.
Section 4.3     Capital Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure, capitalization or Shares of the Company, the Committee shall make such adjustments as are appropriate in the maximum number and kind of Shares that may be issued under the Plan and to any Participant, and in the number and kind of Shares covered by any Awards granted before such change.  Such adjustments shall be intended to put the Participant in the same position as he or she was in immediately before such event. Any adjustments will comply with Code Section 409A to the extent required to avoid penalties.
ARTICLE V
RESTRICTED STOCK

Section 5.1     Grant of Restricted Stock. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time, and, from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.
Section 5.2     Restricted Stock Award Agreement. Each share of Restricted Stock granted hereunder shall be evidenced by an Award Agreement that shall specify the Vesting Period, the Restriction Period, the conditions which must be satisfied prior to removal of certain restrictions, the events causing forfeiture of such Shares during the Vesting Period, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, any other conditions or restrictions that the Committee may deem advisable in the Award Agreement, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.
Section 5.3     Vesting Period. Shares of Restricted Stock granted in an Award shall be subject to a "Vesting Period" whereby the Shares awarded shall be subject to a substantial risk of forfeiture until certain dates, at which time such Shares or a portion of such Shares shall begin to "vest" over time and no longer be subject to a substantial risk of forfeiture. At the outset of the Award, the Committee shall have the discretion to establish the Vesting Period for each Award and the schedule by which the Shares of Restricted Stock shall vest, but, unless the Committee establishes otherwise, the Vesting Period for an Award shall be three years with one-third of the Shares vesting on the first, second and third anniversaries of the effective date of the Award, respectively. Subject to Section 5.7 and Article VII, if a Participant resigns or is otherwise terminated from employment with the Company prior to the end of the Vesting Period, he or she will forfeit all interest to his or her unvested Shares of Restricted Stock granted in an Award.
Section 5.4     Restriction Period for Non-transferability. Except as otherwise provided in this Article, but notwithstanding the removal of any substantial risk of forfeiture upon vesting pursuant to Section 5.3, Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and all cash dividends on such Shares must be re-invested in Common Stock, until the termination of the applicable Restriction Period or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. The Restriction Period for Shares shall apply until the Shares vest under Section 5.3 and thereafter shall apply to 75% of such vested Shares unless the Participant satisfies the following minimum levels of ownership of Common Stock:
President, CEO    300% of annual base salary
CFO, COO    200% of annual base salary
Vice Presidents    150% of annual base salary

The Committee will use its discretion to determine when such minimum levels shall be measured by reference to their Fair Market Value. For purpose of clarity, with respect to vested Shares, once a Participant satisfies such minimum level of ownership of Common Stock or once the Participant is no longer employed by the Company, the restrictions on the Shares, including the requirement for re-investing cash dividends, shall lapse and no longer be applicable.
Section 5.5     Voting Rights. During the Vesting and Restriction Periods, the Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.
Section 5.6     Dividends and Other Distributions. During the Vesting and Restriction Periods, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares, subject to any requirement to re-invest cash dividends provided in Section 5.4. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.
Section 5.7     Death, Disability or Retirement. Except as otherwise provided in a Participant’s Award Agreement, in the event of the Participant’s death, Disability, or Retirement while an Employee, the Vesting and Restriction Periods shall be deemed to have ended, the restrictions and risk of forfeiture on the Shares awarded to the Participant shall be removed.
ARTICLE VI
SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

Awards to Covered Participants shall be governed by the conditions of this Article in addition to the requirements of Article V above. “Covered Participant” shall mean a Participant who is a “covered employee” as defined in Code Section 162(m) (3). All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m). All Awards under this Plan to Covered Participants or to other Participants who may become Covered Participants at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Article, which is to avoid the loss of deductions by the Company under Code section 162(m).
ARTICLE VII
CHANGE IN CONTROL

Section 7.1     Vesting Upon Change in Control Agreements. Upon a Change in Control, as defined below, the Vesting Period applicable to any award shall be accelerated and deemed completed. The Restricted Period, for purpose of clarity, shall not be affected.
Section 7.2     Change in Control Defined. For purposes of this Article, “Change in Control” shall have the same meaning as such term or similar term is defined in a Participant’s individual agreement with the Company that relates to such Participant’s compensation and benefits upon the occurrence of a change in ownership of the Company or similar event.
(a)    In the event there is no such agreement, “Change in Control” shall mean:
(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an acquisition of control: any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), any acquisition by the Company, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any acquisition by any corporation pursuant to a reorganization, merger, share exchange or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied;
(ii) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then composing the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, share exchange or consolidation, in each case, unless, following such reorganization, merger, share exchange or consolidation, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, share exchange or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger, share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, share exchange or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding  shares of common stock of the corporation resulting from such reorganization, merger, share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, share exchange or consolidation;

(iv) Approval by the shareholders of the Company and consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute a “Change in Control” under subsection (iii) or (iv) of this Section.

(b)    Notwithstanding (a) above, if the Participant’s employment is terminated before a Change in Control as defined in this Section and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a “Change in Control” and who effectuates a “Change in Control” or (ii) otherwise occurred in connection with, or in anticipation of, a “Change in Control” which actually occurs, then for all purposes of this Agreement, the date of a “Change in Control” with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant’s employment.

ARTICLE VIII
ADMINISTRATION

Section 8.1     The Committee. The Plan shall be administered and interpreted by the Committee, which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (a) to determine the terms and conditions upon which Awards may be made; (b) to determine the Participants to whom Awards shall be made; (c) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (d) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (e) to establish, amend, or waive rules or regulations for the Plan’s administration; (f) to accelerate the termination of any Period of Restriction; and (g) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan. Notwithstanding anything to the contrary, the Board shall have the authority to exercise any and all powers of the Committee under the Plan.
Section 8.2     Committee Decisions. Unless strictly and expressly prohibited by law, all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.
Section 8.3     Rule 16b-3, Section 162(m) and Section 409A Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3, Section 162(m) or Section 409A, if applicable.
ARTICLE IX
 GENERAL PROVISIONS

Section 9.1     Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes, subject to the statutory minimum, required by law to be withheld from Awards made under this Plan. The Participant may remit to the Company the amount of any taxes required to be withheld from such payment in cash, or, in lieu thereof, the Company may elect to withhold (or elect to offer the opportunity to the Participant to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.
Section 9.2     Guidelines Applicable to all Awards. All Awards awarded to a Participant under the Plan and not previously paid shall be immediately forfeited and canceled in their entirety if the Participant, without the prior written consent of the Company, and while employed by the Company, becomes associated with, employed by, renders services to, consults with, acquires ownership of more than five percent of any class of stock of, or acquires beneficial ownership of more than five percent of the earnings or profits of any corporation, partnership, proprietorship, trust, or other entity that, in the  Committee’s judgment, competes directly or indirectly with the Company or any subsidiary in any of their lines of business.
Section 9.3     Non-transferability. No Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of the Participant in an Award under this Plan.
Section 9.4     No Right to Employment. Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment with the Company.
Section 9.5     Amendment of Plan or Awards. The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, if and to the extent such approval is necessary to comply with any legal requirement, including for these purposes any approval requirement that is a requirement for the performance-based compensation exception under Code Section 162(m). In no event shall the Committee increase the amount payable pursuant to an Award after it has been granted. Notwithstanding the preceding, the Committee may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Section 409A of the Code, the Listed Company Manual of the New York Stock Exchange or Listing Standard 4350 (C) (i) (A) of NASDAQ.
Section 9.6     Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock awarded under this Plan shall be considered extraordinary, special incentive compensation and will not be included as “earnings,” “wages,” “salary” or “compensation” in any pension, welfare, life insurance, or other employee benefit arrangement of the Company except as otherwise specifically provided in such arrangement.
Section 9.7     Legend. In its sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan and to make appropriate references to the restrictions imposed on such Shares.

Section 9.8     Special Rule 1635.3 Provisions. All Award Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3.
Section 9.9     Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.
Section 9.10     Severability. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and endorsed as if such illegal or invalid provision had never been contained in this Plan.
Section 9.11     Effect of Headings. The descriptive headings of the Articles and Sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.
Section 9.12     No Liability. No member of the Board or the Committee or any officer or Employee shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. To the full extent permitted by law, the Company shall indemnify and hold harmless the members of the Committee, the Board and the officers and Employees, and each of them, from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct in their official capacities in connection with the administration of this Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with his participation in this Plan.